Exhibit 99.1

For release: October 26, 2010	For further information:
David W. Gifford, CFO
Steven R. Lewis, President & CEO
(330) 373-1221

First Place Financial Corp. Delays First Quarter
Fiscal 2011 Earnings Release and Conference Call

Warren, Ohio - First Place Financial Corp. (Nasdaq: FPFC) announced today that the first quarter fiscal 2011 earnings release originally scheduled for today and the quarterly conference call scheduled for tomorrow have been postponed.

About First Place Financial Corp.

First Place Financial Corp. is a $3.1 billion financial services holding company based in Warren, Ohio, with two wholly-owned subsidiaries: First Place Bank and First Place Holdings, Inc.  Through First Place Bank, the Company operates 43 retail locations, 2 business financial service centers and 24 loan production offices.  Wholly-owned subsidiaries of First Place Holdings, Inc. include First Place Insurance Agency, Ltd., and First Place Real Estate, Ltd.  First Place Holdings, Inc. also has a 75% interest in Title Works Agency, LLC.  Additional information about First Place Financial Corp. may be found on the Company’s web site:  www.firstplacebank.com.

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